As filed with the Securities and Exchange Commission on November 8, 2007
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Inverness Medical Innovations, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	51 Sawyer Road, Suite 200 Waltham, Massachusetts 02453 (781) 647-3900 (Address of Registrant’s Principal Executive Offices)	04-3565120 (I.R.S. Employer Identification No.)
HemoSense, Inc. Amended and Restated 1997 Stock Plan
HemoSense, Inc. 2005 Equity Incentive Plan
(Full titles of the plans)

Ron Zwanziger
Chairman, Chief Executive Officer and President
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

With a copy to:
Jay McNamara, Esq.
Senior Counsel, Corporate & Finance
Inverness Medical Innovations, Inc.
51 Sawyer Road, Suite 200
Waltham, Massachusetts 02453
(781) 647-3900

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of	Amount		maximum	maximum		Amount of
securities to be	to be		offering price	aggregate		registration
registered	registered		per share	offering price		fee
Common Stock, $0.001 par value per share	125,925	(1)	$58.31(2)	$7,342,687	(2)	$226(2)
Common Stock, $0.001 par value per share	254,914	(3)	$58.31(2)	$14,864,036	(2)	$457(2)

(1)	Represents shares of Inverness Medical Innovations, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the HemoSense, Inc. Amended and Restated 1997 Stock Plan.

(2)	Calculated pursuant to Rule 457(h) under the Securities Act of 1933, as amended, solely for the purposes of determining the amount of the registration fee.

(3)	Represents shares of Inverness Medical Innovations, Inc. common stock issuable upon exercise of outstanding stock options granted pursuant to the HemoSense, Inc. 2005 Equity Incentive Plan.

EXPLANATORY NOTE
PART II INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference
Item 4. Description of Securities
Item 5. Interest of Named Experts and Counsel
Item 6. Indemnification of Directors and Officers
Item 7. Exemption from Registration Claimed.
Item 8. Exhibits.
Item 9. Undertakings
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX
EX-5.1 OPINION OF JAY MCNAMARA ESQ, SENIOR COUNSEL, CORPORATE AND FINANCE OF THE COMPANY
EX-23.1 CONSENT OF BDO SEIDMAN, LLP.
EX-23.2 CONSENT OF PRICEWATERHOUSECOOPERS LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.3 CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
EX-23.4 CONSENT OF COLBY & COMPANY, PLC

EXPLANATORY NOTE
     This registration statement registers securities to be issued upon the exercise of options that Inverness Medical Innovations, Inc. (the “Company”) assumed upon the closing of the merger of HemoSense, Inc. with and into Spartan Merger Sub, Inc., a wholly owned subsidiary of the Company.
PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3.     Incorporation of Documents by Reference
     The following documents filed with the Securities and Exchange Commission (SEC) are incorporated in this registration statement by reference:
•	The Company’s annual report on Form 10-K for the fiscal year ended December 31, 2006, filed with the SEC on March 1, 2007, as amended on Form 10-K/A on March 26, 2007 (including the information incorporated by reference therein from the Company’s definitive proxy statement filed with the SEC on April 9, 2007);

•	The Company’s quarterly report on Form 10-Q for the quarterly period ended March 31, 2007, filed with the SEC on May 10, 2007;

•	The Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2007, filed with the SEC on September 9, 2007;

•	The Company’s quarterly report on Form 10-Q for the quarterly period ended September 30, 2007, filed with the SEC on November 8, 2007;

•	The Company’s current report on Form 8-K dated January 25, 2007, filed with the SEC on January 26, 2007;

•	The Company’s current report on Form 8-K dated March 12, 2007, filed with the SEC on March 16, 2007, as amended on April 23, 2007;

•	The Company’s current report on Form 8-K dated April 5, 2007, filed with the SEC on April 5, 2007;

•	The Company’s current report on Form 8-K dated April 25, 2007, filed with the SEC on April 30, 2007;

•	The Company’s current report on Form 8-K dated May 9, 2007, filed with the SEC on May 10, 2007;

•	The Company’s current report on Form 8-K dated May 11, 2007, filed with the SEC on May 11, 2007;

•	The Company’s current report on Form 8-K dated May 9, 2007, filed with the SEC on May 15, 2007;

•	The Company’s current report on Form 8-K dated May 14, 2007, filed with the SEC on May 15, 2007;

•	The Company’s current report on Form 8-K dated May 17, 2007, filed with the SEC on May 18, 2007;

•	The Company’s current report on Form 8-K dated May 17, 2007, filed with the SEC on May 23, 2007;

•	The Company’s current report on Form 8-K dated May 29, 2007, filed with the SEC on May 29, 2007;

•	The Company’s current report on Form 8-K dated June 4, 2007, filed with the SEC on June 4, 2007;

•	The Company’s current report on Form 8-K dated June 12, 2007, filed with the SEC on June 12, 2007;

•	The Company’s second current report on Form 8-K dated June 12, 2007, filed with the SEC on June 12, 2007;

•	The Company’s current report on Form 8-K dated June 26, 2007, filed with the SEC on July 2, 2007, as amended on July 20, 2007;

•	The Company’s current report on Form 8-K dated July 2, 2007, filed with the SEC on July 3, 2007;

•	The Company’s current report on Form 8-K dated July 20, 2007, filed with the SEC on July 20, 2007;

•	The Company’s current report on Form 8-K dated July 25, 2007, filed with the SEC on July 26, 2007;

•	The Company’s current report on Form 8-K dated August 7, 2007, filed with the SEC on August 7, 2007;

•	The Company’s current report on Form 8-K dated August 8, 2007, filed with the SEC on August 8, 2007;

•	The Company’s current report on Form 8-K dated August 27, 2007, filed with the SEC on August 28, 2007;

•	The Company’s current report on Form 8-K dated September 5, 2007, filed with the SEC on September 5, 2007;

•	The Company’s current report on Form 8-K dated September 12, 2007, filed with the SEC on September 17, 2007;

•	The Company’s current report on Form 8-K dated September 27, 2007, filed with the SEC on October 1, 2007;

•	The Company’s current report on Form 8-K dated October 2, 2007, filed with the SEC on October 2, 2007;

•	The Company’s current report on Form 8-K dated October 24, 2007, filed with the SEC on October 26, 2007;

•	The Company’s current report on Form 8-K dated November 6, 2007, filed with the SEC on November 8, 2007; and

•	the description of the Company’s common stock contained in its Registration Statement on Form 8-A filed with the SEC on November 21, 2001, as amended, under Section 12 of the Securities Exchange Act of 1934, as amended, and any amendments or reports filed for the purpose of updating such description.
     In addition, all documents subsequently filed with the SEC by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are deemed to be incorporated by reference into, and to be a part of, this registration statement.
Item 4.     Description of Securities
     Not Applicable.
Item 5.     Interest of Named Experts and Counsel
     The validity of the securities the Company is offering is being passed upon by Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of the Company. Mr. McNamara owns an aggregate of approximately 2,663 shares of common stock of the Company, as well as options to purchase an additional 20,079 shares of common stock of the Company.
Item 6.      Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of expenses, including attorneys’ fees but excluding judgments, fines and amounts paid in settlement, actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit. And with the further limitation that in these actions, no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.
     Article V of the Company’s by-laws provides that the Company shall, to the extent legally permitted, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person is or was, or has agreed to become, a director or officer of the Company, or is or was serving, or has agreed to serve, at the request of the Company, as a director, officer, trustee, partner, employee or agent of, or in a similar capacity with, another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise. The indemnification provided for in Article V is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors and administrators of such persons.
     Section 145(g) of the Delaware General Corporation Law and Article V of the Company by-laws provide that the Company shall have the power to purchase and maintain insurance on behalf of its officers, directors, employees and agents, against any liability asserted against and incurred by such persons in any such capacity.
     The Company has obtained insurance covering its directors and officers against losses and insuring the Company against certain of its obligations to indemnify its directors and officers.
     Section 102(b)(7) of the Delaware General Corporation Law provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under section 174 of the Delaware General Corporation Law regarding the unlawful payment of dividends, or (iv) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring prior to the date when such provision becomes effective.
     Pursuant to the Delaware General Corporation Law, Article VII of the Company’s certificate of incorporation eliminates a director’s personal liability for monetary damages to the Company and its stockholders for breach of fiduciary duty as a director, except in circumstances involving a breach of the director’s duty of loyalty to the Company or its stockholders, acts or omissions not in good faith, intentional misconduct, knowing violations of the law, self-dealing or the unlawful payment of dividends or repurchase of stock.
Item 7.     Exemption from Registration Claimed.
     Not Applicable.

Item 8.     Exhibits.

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001).

4.2	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001).

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006).

4.5	Certificate of Correction to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006).

4.6	HemoSense, Inc. Amended and Restated 1997 Stock Plan (incorporated by reference to Exhibit 10.2 to HemoSense, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-123705), filed with the SEC on March 31, 2005).

4.7	HemoSense, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to HemoSense, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-123705), filed with the SEC on March 31, 2005).

*5.1	Opinion of Jay McNamara, Esq, Senior Counsel, Corporate & Finance, of the Company.

*23.1	Consent of BDO Seidman, LLP.

*23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

*23.4	Consent of Colby & Company, PLC.

Exhibit
Number	Description

23.5	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of the Company (included in Exhibit 5.1).

24.1	Power of attorney (contained on the signature page to this registration statement).

*	Filed herewith.
Item 9.     Undertakings
     The undersigned registrant hereby undertakes to:
     (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that Paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, The Commonwealth of Massachusetts, on November 8, 2007.

Inverness Medical Innovations, Inc.
By:	/s/ RON ZWANZIGER
Ron Zwanziger
Chairman, Chief Executive Officer and President

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Ron Zwanziger and David Teitel, and each of them, his or her true and lawful attorneys-in-fact and agents with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act (a “Rule 462(b) registration statement”) and any and all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing which they, or any of them, may deem necessary or advisable to be done in connection with this registration statement or any Rule 462(b) registration statement, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agent or any of them, or substitutes for any or all of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ RON ZWANZIGER Ron Zwanziger	Chief Executive Officer, President and Director (Principal Executive Officer)	November 8, 2007

/s/ DAVID TEITEL David Teitel	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	November 8, 2007

Signature	Title	Date

/s/ CAROL R. GOLDBERG Carol R. Goldberg	Director	November 8, 2007

/s/ ROBERT KHEDERIAN Robert Khederian	Director	November 8, 2007

/s/ JOHN F. LEVY John F. Levy	Director	November 8, 2007

/s/ JERRY MCALEER, PH.D. Jerry McAleer, Ph.D.	Director	November 8, 2007

John A. Quelch	Director	November 8, 2007

/s/ DAVID SCOTT, PH.D. David Scott, Ph.D.	Director	November 8, 2007

Peter Townsend	Director	November 8, 2007

EXHIBIT INDEX

Exhibit
Number	Description

4.1	Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001).

4.2	Certificate of Designation, Preferences and Rights of Series A Convertible Preferred Stock of Inverness Medical Innovations, Inc. (incorporated by reference to Exhibit 99.2 to the Company’s Current Report on Form 8-K dated December 20, 2001).

4.3	Amended and Restated By-Laws of the Company (incorporated by reference to Exhibit 3.3 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2001).

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.4 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006).

4.5	Certificate of Correction to the Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company’s Annual Report on Form 10-K, as amended, for the year ended December 31, 2006).

4.6	HemoSense, Inc. Amended and Restated 1997 Stock Plan (incorporated by reference to Exhibit 10.2 to HemoSense, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-123705), filed with the SEC on March 31, 2005).

4.7	HemoSense, Inc. 2005 Equity Incentive Plan (incorporated by reference to Exhibit 10.3 to HemoSense, Inc.’s Registration Statement on Form S-1, as amended (File No. 333-123705), filed with the SEC on March 31, 2005.

*5.1	Opinion of Jay McNamara, Esq, Senior Counsel, Corporate & Finance, of the Company.

*23.1	Consent of BDO Seidman, LLP.

*23.2	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm.

*23.3	Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm.

*23.4	Consent of Colby & Company, PLC.

Exhibit
Number	Description

23.5	Consent of Jay McNamara, Esq., Senior Counsel, Corporate & Finance, of the Company (included in Exhibit 5.1).

24.1	Power of attorney (contained on the signature page to this registration statement).

*	Filed herewith.